Exhibit 10.10

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

THIS FIRST AMENDMENT TO LICENSE AGREEMENT (this “Amendment”) is entered into as of 25th February, 2021, effective as of the Effective Date. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

BETWEEN:

(1)	Pyxis Oncology, Inc., a company organized and existing under the laws of Delaware, whose office is 35 CambridgePark Drive, Cambridge, MA 02140 (“Pyxis”); and

(2)

LEGOCHEM BIOSCIENCES INC., a corporation registered in the Republic of Korea, whose registered office is at 8-26 Munpyeongseo-ro Daedeok-gu Daejeon City, 34302, Republic of Korea (“LCB”, with Pyxis, each a “Party”).

RECITALS

(A)	Pyxis and LCB are parties to that certain License Agreement (the “Agreement”), dated as of 1 December, 2020.

(B)	Pursuant to Section 12.2 of the Agreement, the Parties wish to amend the Agreement to correct the inadvertent omission of certain Patent Rights from Schedule 1(bbb) of the Agreement.

(C)	Pursuant to Section 12.9 of the Agreement, the Parties wish to update certain notice information.

NOW IT IS HEREBY AGREED as follows:

1.	Amendment of Schedule 1(bbb). Pursuant to Section 12.2 of the Agreement, Schedule 1(bbb) of the Agreement is hereby deleted and replaced with Schedule 1(bbb) attached hereto.

2.

Update of Notice Address. Pursuant to Section 12.9 of the Agreement, the notice address for Pyxis shall be amended such that copies, which shall not constitute notice, shall be sent to the following address:

Asher M. Rubin

Sidley Austin LLP

2850 Quarry Lake Drive, Suite 301

Baltimore, MD 21209

arubin@sidley.com

3.

Effect of this Amendment. Except as specifically amended as set forth herein, each term and condition of the Agreement shall continue in full force and effect, unless and until amended, restated, waived or terminated pursuant to the applicable terms thereof.

4.

Entire Agreement. This Amendment, the Agreement and the Opt-In Agreement, including their Schedules, set out the entire agreement between the Parties relating to its subject matter and supersede all prior oral or written agreements, arrangements, or understandings between them relating to such subject matter.

5.

Governing Law. This Amendment (and any dispute or claim relating to it, its subject matter, its enforceability or its termination, including non-contractual claims) is governed by and construed in accordance with the substantive laws of Massachusetts without regard to its conflicts of law provisions.

6.

Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, each of which is an original but all of which together will constitute one document. Each Party acknowledges and agrees that this Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

——-Signature Page Follows——-

This Amendment has been entered into on the date first written above.

For and on behalf of	For and on behalf of

LegoChem Biosciences Inc.	Pyxis Oncology, Inc.

/s/ Yong-Zu Kim	/s/ Lara Sullivan M.D.
Signed	Signed

Yong-Zu Kim	Lara Sullivan, M.D.

CEO & President	Chief Executive Officer

Schedule1(bbb):

LCB Background Patent Rights

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